Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Investor Relations
T: +1-704-275-9113
E: IR@AltisourceAMC.com

Altisource Asset Management Corporation Reports Fourth Quarter and Full Year 2021 Results

CHRISTIANSTED, U.S. Virgin Islands, March 31, 2022 (GLOBE NEWSWIRE) - Altisource Asset Management Corporation (“AAMC” or the “Company”) (NYSE American: AAMC) today announced financial and operating results for the fourth quarter and full year of 2021.

Recent Developments

As previously announced on March 18, 2022, the Company has started operations of its Alternative Lending Group (ALG) with a capital commitment of $40 million.

As of March 31, 2022, the Company pipeline consists of the following:

Description	Amount
Loans acquired	$18,470,000
Loans under evaluation	9,258,000
Total	27,728,000

Our Interim Chief Executive Officer, Thomas K. McCarthy, has had his engagement extended to May 31, 2022.

Our new President and Chief Operating Officer, Jason Kopcak, will officially start his new position on or before May 15, 2022.

Subsequent to year end, the Company entered into a settlement agreement regarding its outstanding Series A Convertible Preferred Stock and has agreed to pay two institutional investors approximately $665 thousand in cash in exchange for 5,788 Series A Preferred shares ($5.79 million of liquidation preference).

In addition, subsequent to year end, the Company has agreed to a settlement in principle with its former General Counsel effective March 2022.

“We are pleased with our current efforts in launching our new Alternative Lending Group (“ALG”) platform. This past year has been challenging for the Company as we attempted to find the best fit given our resources and where we could leverage the experience of our management team. We believe that both our lending plans through ALG complimented by an opportunity with Crypto-ATMs will provide long-term shareholder value. We still have a lot of work to do in 2022, and we believe that we have the right strategy, management team and capital position to capitalize on these two opportunities”, stated Interim Chief Executive Officer, Thomas K. McCarthy.

Fourth Quarter and Full Year 2021 GAAP Financial Results

AAMC’s net loss to common shareholders for the fourth quarter of 2021 was $(8.4) million compared to net income of $39.7 million for the same period in 2020. The loss per share was $(4.09) for the quarter, compared to $20.35 for the same period in 2020.

AAMC's net loss to common shareholders for the year ended December 31, 2021 was $(6.0) million compared to net income of

$39.8 million for the same period in 2020. Due to an $88.0 million gain on settlement of preferred shares in 2021, which was recorded directly to equity, but is included in the numerator for our earnings per share calculations; diluted earnings per share was $37.90 for the year ended December 31, 2021, compared with $24.38 for the same period in 2020.

About AAMC

AAMC is an alternative lending company that provides liquidity and capital to under-served markets. We also continue to assess opportunities that could potentially be of long-term benefit to shareholders such as our Crypto-ATMs. Additional information is available at www.altisourceamc.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies as well as industry and market conditions. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “target,” “seek,” “believe” and other expressions or words of similar meaning. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from these forward-looking statements may include, without limitation, our ability to implement our business strategy; our ability to develop and implement new businesses or, to the extent such businesses are developed, our ability to make them successful or sustain the performance of any such businesses; our ability to retain and maintain our strategic relationships; our ability to effectively compete with our competitors; developments in the litigation regarding our redemption obligations under the Certificate of Designations of our Series A Convertible Preferred Stock (the “Series A Shares”), including our ability to obtain declaratory relief confirming that we were not obligated to redeem any of the Series A Shares on the March 15, 2020 redemption date if we do not have funds legally available to redeem all, but not less than all, of the Series A Shares requested to be redeemed on that redemption date; and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in the Company’s current and future filings with the Securities and Exchange Commission. The foregoing list of factors should not be construed as exhaustive.

The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise.

Altisource Asset Management Corporation
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
Expenses:
Salaries and employee benefits	$1,557	$3,896	$5,635	$11,977
Legal fees	1,159	810	6,885	4,748
Professional fees	345	714	1,531	1,457
General and administrative	684	619	2,633	2,328
Acquisition charges	2,555	—	3,908	—
Total expenses:	6,300	6,039	20,592	20,510

Other income (loss):
Change in fair value of Front Yard common stock	—	12,118	146	6,270
Dividend income on Front Yard common stock	—	—	—	244
Dividend income	—	—	3,061	—
Gain on sale of equity securities	—	—	8,347	—
Interest expense	—	—	(60)	—
Other income (expense)	7	16	154	45
Total other income:	7	12,134	11,648	6,559

Net income (loss) from continuing operations before income taxes	(6,293)	6,095	(8,944)	(13,951)
Income tax expense	2,098	1,860	3,273	769
Net income (loss) from continuing operations	(8,391)	4,235	(12,217)	(14,720)

Discontinued operations:
Income from operations related to Front Yard, net of tax	—	35,526	—	54,643
Gain on disposal of operation related to Front Yard	—	(102)	7,485	(102)
Income tax expense related to disposal	—	—	1,272	—
Net gain on discontinued operations	—	35,424	6,213	54,541

Net income (loss)	(8,391)	39,659	(6,004)	39,821
Amortization of preferred stock issuance costs	—	—	—	(42)
Net income (loss) attributable to common stockholders	(8,391)	39,659	(6,004)	39,779

Continuing operations earnings per share
Net income (loss) from continuing operations	$(8,391)	4,235	(12,217)	(14,720)
Reverse amortization of preferred stock issuance costs	—	—	—	42
Gain (loss) on preferred stock transaction	(23)	—	87,961	—
Numerator for earnings per share from continuing operations	$(8,414)	$4,235	$75,744	$(14,678)

Discontinued operations earnings per share
Net income from discontinued operations	$—	$35,424	$6,213	$54,541

Earnings (loss) per share of common stock – basic:
Continuing operations – basic	$(4.09)	$2.57	$37.83	$(9.05)
Discontinued operations – basic	—	21.49	3.11	33.43
Earnings (loss) per basic common share	$(4.09)	$24.06	$40.94	$24.38
Weighted average common stock outstanding – basic	2,055,561	1,648,000	2,002,111	1,631,326

Earnings (loss) per share of common stock – diluted:
Continuing operations – diluted	$(4.09)	$2.17	$35.03	$(9.05)
Discontinued operations – diluted	—	18.18	2.87	33.43
Earnings (loss) per diluted common share	$(4.09)	$20.35	$37.90	$24.38
Weighted average common stock outstanding – diluted	2,055,561	1,948,704	2,162,378	1,631,326

Altisource Asset Management Corporation
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	December 31, 2021	December 31, 2020
	(unaudited)
Current assets:
Cash and cash equivalents	$78,349	$41,623
Front Yard common stock, at fair value	—	47,355
Receivable from Front Yard	—	3,414
Prepaid expenses and other assets	1,837	3,328
Current assets held for sale	—	894
Total current assets	80,186	96,614

Non-current assets:
Right-of-use lease assets	825	656
Other non-current assets	465	503
Non-current assets held for sale	—	1,979
Total non-current assets	1,290	3,138
Total assets	81,476	99,752

Current liabilities:
Accrued salaries and employee benefits	$983	$2,539
Accounts payable and accrued liabilities	3,465	9,152
Short-term lease liabilities	139	75
Current liabilities held for sale	—	1,338
Total current liabilities	4,587	13,104

Non-current liabilities
Long-term lease liabilities	720	600
Other non-current liabilities	2,697	1,027
Non-current liabilities held for sale	—	1,599
Total non-current liabilities	3,417	3,226
Total liabilities	8,004	16,330

Commitments and contingencies:	—	—

Redeemable preferred stock:
Preferred stock, $0.01 par value, 250,000 shares issued and outstanding as of December 31, 2021 and 2020. 150,000 shares outstanding and $150,000 redemption value as of December 31, 2021 and 250,000 shares outstanding and $250,000 redemption value as of December 31, 2020	150,000	250,000

Stockholders' deficit:
Common stock, $.01 par value, 5,000,000 authorized shares; 3,416,541 and 2,055,561 shares issued and outstanding, respectively, as of December 31, 2021 and 2,966,207 and 1,650,212 shares issued and outstanding, respectively, as of December 31, 2020	34	30
Additional paid-in capital	143,523	46,574
Retained earnings	57,450	63,426
Accumulated other comprehensive income (loss)	54	(65)
Treasury stock, at cost, 1,360,980 shares as of December 31, 2021 and 1,315,995 shares as of December 31, 2020.	(277,589)	(276,543)
Total stockholders' deficit	(76,528)	(166,578)
Total liabilities and equity	$81,476	$99,752